AMENDED & RESTATED BYLAWS
                                       OF
                           WASHTENAW MORTGAGE COMPANY

                                    ARTICLE I
                           PRINCIPAL EXECUTIVE OFFICE

         The principal executive office of WASHTENAW MORTGAGE COMPANY (the "Corporation") shall be at 3767 Ranchero Drive, Ann Arbor, Michigan 48108. The Corporation may also have offices at such other places within or without the State of Michigan as the Board of Directors shall from time to time determine.

                                   ARTICLE II
                                  SHAREHOLDERS

         SECTION 1. PLACE OF MEETINGS. All annual and special meetings of shareholders shall be held at the principal executive office of the Corporation or at such other place within or without the State of Delaware as the Board of Directors may determine and as designated in the notice of such meeting.

         SECTION 2. ANNUAL MEETING. A meeting of the shareholders of the Corporation for the election of directors and for the transaction of any other business of the Corporation shall be held at the principal executive office of the Corporation in Ann Arbor, Michigan at nine o'clock (9:00) a.m., or at such other, place and hour as may be designated in the notice thereof, on the 1st Monday in March of each year, not a legal holiday, and, if a legal holiday, then on the day following, for the purpose of electing the members of the Board of Directors and transacting such other business as properly may be brought before the meeting.

         SECTION 3. SPECIAL MEETING. Special meetings of the shareholders may be called by the President and Secretary, or either of them, and shall be called by either of them at the request in writing or by vote of a majority of the Board of Directors or at the request in writing by the holders of record of twenty-five percent (25%) of the common stock of the Corporation issued and outstanding. A special meeting shall be held at such time and place as shall be designated in the notice thereof.

         SECTION 4. CONDUCT OF MEETINGS. Annual and special meetings shall be conducted in accordance with these Bylaws or as otherwise prescribed by the Board of Directors. The chairman or the chief executive officer of the Corporation shall preside at such meetings.

         SECTION 5. NOTICE OF MEETING. Written notice stating the place, day, and hour of the meeting and the purpose or purposes for which the meeting is called shall be mailed by the secretary or the officer performing duties of the secretary, not less than 10 days nor more than 50 days before the meeting to each shareholder of record entitled to vote at such meeting. If mailed, notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at the address of the shareholder as it appears on the stock transfer books or records of the Corporation as of the record date prescribed in Section 6 of this Article II, with postage thereon prepaid. If a shareholder is present at a meeting, or in writing waives notice thereof before, during, or after the meeting, notice of the meeting to the shareholder shall be unnecessary. When any meeting of shareholders, either annual or special, is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than 30 days or of the business to be transacted at such adjourned meeting, other than an announcement at the meeting at which the adjournment is taken, unless the Board of Directors has determined a new record date in accordance with Section 6 of this Article II.

         SECTION 6. FIXING OF RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors shall fix in advance a date as the record date for any such determination of shareholders. A record date in any case shall be not more than 60 days, and in case of a meeting of shareholders not less than 10 days, prior to the date on which the particular action requiring a determination of shareholders of record, is to be taken. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless a new record date shall have been fixed by the Board of Directors.

         SECTION 7. VOTING LISTS. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least 10 days before each meeting of shareholders, a complete record of the shareholders entitled to vote at such meeting or any adjournment thereof, with the address of and the number of shares held by each. The record, for a period of 10 days before such meeting, shall be kept on file at the principal office of the Corporation whether within or outside the State of Michigan, and shall be subject to inspection by any shareholder for any purpose germane to the meeting at any time during usual business hours. Such record shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder for any purpose germane to the meeting during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine the record or transfer books or to vote at any meeting of shareholders.

         SECTION 8. QUORUM. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. With respect to any matter, any shares for which a broker indicates on a proxy that it does not have discretionary authority as to such shares to vote on such matter will not be considered present for purposes of determining whether a quorum is present. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

         SECTION 9. PROXIES. Any shareholder entitled to vote at any meeting of shareholders or entitled to give his written consent to any corporate action may be represented at any meeting or may exercise his right to consent by proxy. No proxy shall be deemed operative unless and until signed by the shareholder. In the absence of limitation to the contrary contained in the proxy, the same shall extend to all meetings or actions taken by written consent of the shareholders and shall remain in force or one (1) year from its date.

         SECTION 10. VOTING. Each shareholder shall have one vote in person or by proxy duly appointed, on all questions and elections for each share of common stock registered in his name on the books of the Corporation. When a quorum is present at any meeting, the vote of the holders of a majority of the common stock present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of law, the Article of Incorporation or these Bylaws, a different vote is required in which case such express provision shall govern and control.

         SECTION 11. VOTING OF SHARES IN THE NAME OF TWO OR MORE PERSONS. When ownership of stock stands in the name of two or more persons, in the absence of written directions to the Corporation to the contrary, at any meeting of the shareholders of the Corporation any one or more of such shareholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose name shares of stock stand, the vote or votes to which these persons are entitled shall be cast as directed by a majority of those holding such stock and present in person or by proxy at the meeting, but no votes shall be cast for such stock if a majority cannot agree.

         SECTION 12. VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another corporation may be voted by any officer, agent, or proxy as the Bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine. Shares held by an administrator, executor, guardian, or conservator may be voted by such person, either in person or by proxy, without a transfer of the shares into such person's name. Shares standing in the name of a trustee may be voted by the trustee, either in person or by proxy, but no trustee shall be entitled to vote shares held by the trustee without a transfer of such shares into name of the trustee. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into the name of the receiver if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

         A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee and thereafter the pledgee shall be entitled to vote the shares so transferred.

         Neither treasury shares of its own stock held by the Corporation, nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

         SECTION 13. INSPECTORS. A majority of the shareholders entitled to vote, present at a duly called meeting of the shareholders, may appoint inspectors. Inspectors need not be shareholders. Inspectors shall receive and count the votes either upon an election or the decision of any question and shall determine the result thereof.

         SECTION 14. ACTION BY WRITTEN CONSENT. Any action required to be taken at any annual or special meeting of shareholders of the Corporation, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted. Said consent shall be filed in the Minute Book of the Corporation as part of its records. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who have not consented in writing.

                                   ARTICLE III
                               BOARD OF DIRECTORS

         SECTION 1. DUTIES. The business of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by these Bylaws directed or required to be exercised or done by the shareholders.

         SECTION 2. NUMBER, TERM, AND ELECTION. The number of Directors which shall constitute the whole Board shall be not less than one (1) nor more than seven (7). Within the limits specified above, the number of Directors shall be determined by resolution of the Board of Directors or by the shareholders at an annual meeting. Except as provided in Section 11 of this Article III, the Directors shall be elected at the annual meeting of the shareholders and each Director elected shall hold office for a term of one year and until his successor is elected and qualified. Directors need not be shareholders.

         SECTION 3. ANNUAL MEETING. The Board of Directors shall hold an annual meeting immediately following the adjournment of the annual meeting of the shareholders. No notice of an annual meeting of the Board of Directors need be given to the members thereof. If less than a quorum of the Board of Directors shall be present at such annual meeting, those present shall have the power to adjourn the meeting from time to time.

         SECTION 4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the President or Secretary or by a majority of the directors.

         SECTION 5. TELEPHONIC MEETINGS. Members of the Board of Directors may participate in regular or special meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person.

         SECTION 6. NOTICE. Written notice of any special meeting shall be given to each director not less than seven (7) days nor more than thirty (30) days prior thereto delivered by mail at the address at which the director is most likely to be reached. Such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid if mailed or when delivered to the telegraph company if sent by telegram. Any director may waive notice of any meeting by a writing filed with the secretary either before, during, or after the meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         SECTION 7. QUORUM. A majority of the number of directors fixed by
Section 2 shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than a majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 6 of this Article III.

         SECTION 8. MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the entire Board of Directors, unless a greater number is prescribed by these Bylaws, the Articles of Incorporation, or the Michigan Business Corporation Act.

         SECTION 9. ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

         SECTION 10. RESIGNATION. Any director may resign at any time by sending a written notice of such resignation to the home office of the Corporation addressed to the chairman. Unless otherwise specified therein such resignation shall take effect upon receipt and acceptance thereof by the chairman.

         SECTION 11. VACANCIES. Vacancies and newly created directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, though less than a quorum, or by a sole remaining Director and the Directors so chosen shall hold office until the next annual meeting of the shareholders and until their successors are duly elected and shall qualify.

         SECTION 12. COMPENSATION. Directors, as such, may receive compensation for service on the Board of Directors. Members of either standing or special committees may be allowed such compensation as the Board of Directors may determine.

                                   ARTICLE IV
                                    OFFICERS

         SECTION 1. POSITION. The officers of the Corporation shall be a president, one or more vice presidents, a secretary, and a treasurer, each of whom shall be elected by the Board of Directors. The Board of Directors may designate one or more vice presidents as executive vice president or senior vice president. The Board of Directors may also elect or authorize the appointment of such other officers as the business of the Corporation may require. The officers shall have such authority and perform such duties as the Board of Directors may from time to time authorize or determine. In the absence of action by the Board of Directors, the officers shall have such powers and duties as generally pertain to their respective offices.

         SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until a successor to the officer shall have been elected and qualified or until death or until the officer shall resign or shall have been removed in the manner hereinafter provided. Election or appointment of an officer, employee, or agent shall not of itself create contract rights. The Board of Directors may authorize the Corporation to enter into an employment contract with any officer in accordance with state laws, but no such contract shall impair the right of the Board of Directors to remove any officer at any time in accordance with Section 3 of this
Article IV.

         SECTION 3. REMOVAL. Any officer may be removed by vote of a majority of the Board of Directors whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal, other than for cause, shall be without prejudice to the contract rights, if any, of the person so removed.

         SECTION 4. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

         SECTION 5. REMUNERATION. The remuneration of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that the officer is also a director of the Corporation.

         SECTION 6. DUTIES. All officers of the Corporation shall respectively have such authority and perform such duties in the management of the property and affairs of the Corporation as may be designated by the Board of Directors, and as generally pertains by law to the respective offices. Such authority and duties include those specifically set out below.

         SECTION 7. PRESIDENT. The President shall be the chief executive officer of the Corporation, and shall have the general control and management of its business and affairs, subject to the right of the Board of Directors to delegate any specific power, except such as may be by law exclusively conferred upon the President, to any other officer of the Corporation.

         SECTION 8. VICE-PRESIDENT. In the event the office of President shall become vacant by death, resignation otherwise, or in case of the absence of the President, or his disability to discharge the duties of his office, such duties shall devolve upon the Vice-President. He shall also perform such other duties as the Board of Directors may determine. In the event of the election of more than one Vice-President, the Board may by resolution establish the order in which they shall succeed to the duties of the President. In the absence of such a resolution, the order of succession shall be the order of election.

         SECTION 9. SECRETARY. The Secretary of the Corporation shall keep the minutes of all the meetings of the shareholders and the Board of Directors. He shall attend to the giving and receiving of all notices of the Corporation. He shall have charge of the minute books and stock books of the Corporation which shall be open to examination by any Director upon application at the office of the Secretary during business hours. He shall perform in addition such other duties as may be delegated to him by the Board of Directors.

         SECTION 10. TREASURER. The Treasurer shall have custody and keep account of all money, funds, and property of the Corporation. He shall deposit all funds of the Corporation which may come into his hands in such depositories as the Board of Directors may designate. He shall receive, keep, and pay out all funds of the Corporation in the name of the Corporation, and shall exhibit his books and accounts to the President or any Director of the Corporation upon application at the office of the Corporation during business hours. He shall pay out funds as the business may require upon the order of the properly constituted officer or officers of the Corporation, taking the proper vouchers therefore. He shall perform in addition such other duties as may be delegated to him by the Board of Directors.

                                    ARTICLE V
                     CONTRACTS, LOANS, CHECKS, AND DEPOSITS

         SECTION 1. CONTRACTS. To the extent permitted by applicable law, and except as otherwise prescribed by the Corporation's Articles of Incorporation or these Bylaws with respect to certificates for shares, the Board of Directors or the executive committee may authorize any officer, employee, or agent of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances.

         SECTION 2. LOANS. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by the Board of Directors. Such authority may be general or confined to specific instances.

                  SECTION 3. CHECKS, DRAFTS, ETC. All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation shall be signed by one or more officers, employees, or agents of the Corporation in such manner, including in facsimile form, as shall from time to time be determined by resolution of the Board of Directors.

         SECTION 4. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in any of its authorized depositories as the Board of Directors may select.

                                   ARTICLE VI
                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

         SECTION 1. CERTIFICATES FOR SHARES. The shares of the Corporation shall be represented by certificates signed by the President or any vice president and by the Treasurer or any assistant treasurer or the Secretary or any assistant secretary of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof. Any or all of the signatures upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. If any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before the certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

         SECTION 2. FORM OF SHARE CERTIFICATES. All certificates representing shares issued by the Corporation shall set forth upon the face or back that the Corporation will furnish to any shareholder upon request and without charge a full statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined, and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series.

         Each certificate representing shares shall state upon the face thereof:
That the Corporation is organized under the laws of the State of Michigan; the name of the person to whom issued; the number and class of shares; the designation of the series, if any, which such certificate represents; and the par value of each share represented by such certificate, or a statement that the shares are without par value. Other matters in regard to the form of the certificates shall be determined by the Board of Directors.

         SECTION 3. PAYMENT FOR SHARES. No certificate shall be issued for any share until such share is fully paid.

         SECTION 4. FORM OF PAYMENT FOR SHARES. The consideration for the issuance of shares shall be paid in accordance with the provisions of the Corporation's Articles of Incorporation.

         SECTION 5. TRANSFER OF SHARES. Transfer of shares of capital stock of the Corporation shall be made only on its stock transfer books. Authority for such transfer shall be given only the holder of record thereof or by the legal representative of the holder of record thereof, who shall furnish proper evidence of such authority, or by an attorney thereunto authorized by power of attorney executed and filed with the Corporation. Such transfer shall be made only upon the surrender for cancellation of the certificate for such shares. The person in whose name shares of capital stock stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

         SECTION 6. LOST CERTIFICATES. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate, or the legal representative of such person, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

                                   ARTICLE VII
                                  MISCELLANEOUS

         SECTION 1. INDEMNIFICATION. The Corporation shall, to the fullest extent permitted by Sections 561-565 of the Michigan Business Corporation Act, as the same may hereafter be amended or supplemented, indemnify its officers and directors under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or an officer and shall inure to the benefit of the heirs, executors and administrators of such person. The Corporation may indemnify any agent or employee, as to those liabilities and on those terms and conditions as are specified in Sections 561-565 of the Michigan Business Corporation Act. In any event, the Corporation shall have the right to purchase and maintain insurance on behalf of any such persons whether or not the Corporation would have the power to indemnify such person against the liability insured against.

         SECTION 2. FISCAL YEAR, ANNUAL AUDIT. The fiscal year of the Corporation shall end on the last day of December of each year. The Corporation shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the Board of Directors.

         SECTON 3. DIVIDENDS. Dividends upon the stock of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in the Corporation's own stock.

         SECTION 4. REGISTERED SHAREHOLDERS. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and shall not be bound to recognize any equitable or other claim to or interesting such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares of common stock to vote as such owner.

         SECTION 5. CORPORATE SEAL. The corporate seal of the Corporation shall be in such form as the Board of Directors shall prescribe.

         SECTION 6. AMENDMENTS TO BYLAWS. These Bylaws may be repealed, altered, amended, or rescinded by the shareholders of the Corporation by vote of not less than 66.67% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the shareholders called for that purpose (provided that notice of such proposed repeal, alteration, amendment, or rescission is included in the notice of such meeting). In addition, in accordance with the Corporation's Articles of Incorporation, the Board of Directors may repeal, alter, amend, or rescind these Bylaws by vote of two-thirds of the Board of Directors at a legal meeting held in accordance with the provisions of these Bylaws.